Exhibit 99.1

Broadridge and IBM Team Up for Data Center Services Agreement and

Business Alliance

Lake Success, NY and Armonk, NY – April 1, 2010 – Broadridge Financial Solutions, Inc. (NYSE:BR) and IBM (NYSE:IBM) today announced an information technology (IT) services agreement whereby IBM will provide Broadridge data center and information processing services. In addition to the IT services agreement, Broadridge and IBM have signed a business alliance agreement.

Under the 10-year IT services agreement, IBM will provide all infrastructure services to Broadridge including data center, IT operations and network support. From enhanced information security controls to advanced replication and redundancy technology, IBM will manage the sophisticated IT requirements for Broadridge’s range of financial markets clients, better positioning Broadridge for long term growth. Broadridge expects the migration of its data center processing to IBM to take approximately 18-24 months to complete.

As a result of the business alliance agreement, Broadridge’s clients in the U.S. and globally will immediately be able to leverage IBM’s extensive suite of solutions which includes data center support, business and technology consulting services, application development, as well as managed business processing, migration and integration services. The collaboration of Broadridge and IBM will enable clients to focus their resources on revenue-generating activities to compete more effectively in the marketplace, rather than supporting in-house transaction processing and technology infrastructures.

“We are very excited to team with IBM, the premier data center services provider, to offer these strategic capabilities. We firmly believe that this agreement will empower Broadridge’s clients with the ability to enhance their operations infrastructure and business models,” said Richard J. Daly, Chief Executive Officer, Broadridge. “The technological expertise and global footprint of both firms associated with our single-source solution is unrivaled in the marketplace today and will enable our clients to be competitive for years to come,” Mr. Daly added.

“This is a very exciting time to be working with a leading technology services provider in the financial markets industry,” said Patrick Kerin, General Manager, IBM Global Technology Services. “The IT services we are providing Broadridge will help their clients to accelerate operations and focus on growth by providing them with a reliable IT infrastructure. The alliance brings together the strengths of both parties with Broadridge’s deep industry knowledge and assets and IBM’s deep technical skills and advanced products.”

Both contracts were signed on March 31, 2010.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed-income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

About IBM

For more information, please visit www.ibm.com/services.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “2009 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2009 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws affecting the investor communication services provided by Broadridge; changes in laws regulating registered securities clearing firms and broker-dealers; declines in trading volume, market prices, or the liquidity of the securities markets; any material breach of Broadridge security affecting its clients’ customer information; Broadridge’s ability to continue to obtain data center services from its former parent company, Automatic Data Processing, Inc. (“ADP”); any significant slowdown or failure of Broadridge’s systems; Broadridge’s failure to keep pace with changes in technology and demands of its clients; availability of skilled technical employees; the impact of new acquisitions and divestitures; competitive conditions; and overall market and economic conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Broadridge Media Contacts:

Arlene Driscoll

Broadridge Financial Solutions, Inc.

+ 1 (212) 981-1347

Arlene.Driscoll@broadridge.com

Edward Orgon

The Torrenzano Group

+1 (212) 681-1700

eorgon@torrenzano.com

IBM Media Contact:

Tara Sucato

IBM Media Relations

+ 1 (917) 472-3701

tjsucato@us.ibm.com

Broadridge Investor Relations Contact:

Rick Rodick

Broadridge Financial Solutions, Inc.

+1 (201) 714-3423

Rick.Rodick@broadridge.com